Exhibit 10.18

Final Form

SPONSOR OPTION AGREEMENT

THIS SPONSOR OPTION AGREEMENT (this “Agreement”), dated as of May 10, 2024, is made by and among Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), Eagle Equity Partners V, LLC, a Delaware limited liability company (the “Sponsor”) and SEAC II Corp., a Cayman Islands exempted company (“New SEAC”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in that certain Business Combination Agreement, dated as of December 22, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), as amended from time to time, including pursuant to the Amendment No. 1 dated April 11, 2024, and Amendment No. 2 dated as of May 9, 2024, by and among the Issuer, New SEAC, SEAC MergerCo, a Cayman Islands exempted company, 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company, Lions Gate Entertainment Corp., a British Columbia corporation, LG Sirius Holdings ULC, a British Columbia unlimited liability company and LG Orion Holdings ULC, a British Columbia unlimited liability company;

WHEREAS, the Business Combination Agreement contemplates the following occurring subject to the terms and conditions therein:

(i.)

at least one (1) Business Day prior to the Closing Date, immediately prior to the Class B Conversion and subject to the terms and conditions of the Business Combination Agreement, (i) each then issued and outstanding SEAC Class B Ordinary Share held by the Sponsor, or any of its Affiliates or permitted transferees under this Agreement, in excess of 1,800,000 SEAC Class B Ordinary Shares, shall be repurchased by SEAC for an aggregate price consisting of (A) US$1.00 and (B) the SEAC Sponsor Options;

(ii.)

as of the SEAC Merger Effective Time, each SEAC Sponsor Option that is issued and outstanding immediately prior to the SEAC Merger Effective Time will convert automatically, on a one-for-one basis, into one (1) New SEAC (Cayman) Sponsor Option;

(iii.)

concurrently with and as part of the New SEAC Domestication, each New SEAC (Cayman) Sponsor Option issued and outstanding immediately prior to the Reclassification will become, without any further act by the holder thereof, one (1) New SEAC (BC) Sponsor Option;

(iv.)

on the Closing Date, in connection with the SEAC Amalgamation, and subject to the terms and conditions of the Business Combination Agreement, each New SEAC (BC) Sponsor Option issued and outstanding immediately prior to the SEAC Amalgamation will become, without any further act by the holder thereof, one (1) SEAC Amalco Sponsor Option;

(v.)

on the Closing Date, in connection with the StudioCo Amalgamation, each SEAC Amalco Sponsor Option issued and outstanding immediately prior to the StudioCo Amalgamation will become, without any further act by the holder thereof, one (1) PubCo Sponsor Option;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, and in view of the valuable consideration to be received by the parties thereunder, the Sponsor and the Issuer have entered into that certain Share Repurchase Agreement, dated as of the date hereof, pursuant to which the Issuer has repurchased all of the issued and outstanding SEAC Class B Ordinary Shares held by the Sponsor in excess of 1,800,000 SEAC Class B Ordinary Shares for an aggregate price consisting of (A) $1.00 and (B) the SEAC Sponsor Options;

WHEREAS, in connection with such repurchase, the Issuer and the Sponsor desire to enter into this Agreement, pursuant to which the Sponsor shall receive the SEAC Sponsor Options (being the “Options” as defined in this Agreement) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Change of Control” means, with respect to any Person (the “Target Person”), (i) any transaction or series of related transactions (whether by way of merger, share purchase or exchange, consolidation, license, lease, asset sale, disposition, business combination, tender offer, share transfer or similar transaction or otherwise) that results in another Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than by any Person who, prior to such transaction or series of related transactions, is an Affiliate of the Target Person, acquiring, directly or indirectly, beneficial ownership of a majority of (x) the issued and outstanding securities of the Target Person (or any direct or indirect parent company) or (y) the securities entitled to elect the board of directors or equivalent governing body of the Target Person (or any direct or indirect parent company) or (ii) any sale, transfer or other disposition, directly or indirectly, to another Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of all or more than 50% of the assets (by value), or assets generating more than 50% of the gross revenues or net income, of the Target Person and its Subsidiaries, taken together as a whole. For the avoidance of doubt, from and after the Closing, a Change of Control with respect to the Studio Entities and their Subsidiaries (taken as a whole) or Studio Business (including a sale or disposition of all or substantially all of the assets of Studio Entities and their Subsidiaries (taken as a whole) or the Studio Business) shall be deemed a Change of Control of PubCo. For the avoidance of doubt, a Change of Control with respect to PubCo shall include any merger or consolidation of PubCo with any Person if immediately after the consummation of such merger or consolidation, the holders of 100% of PubCo Common Shares outstanding immediately prior to such merger or consolidation do not hold or have a right to receive voting securities representing in the aggregate more than 50% of the combined voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent company thereof immediately after such merger or consolidation. For the avoidance of doubt, any spin-off, separation, distribution, share purchase or exchange, consolidation, business combination, license, lease, asset sale, disposition, tender or exchange offer, share transfer, plan of arrangement, merger, amalgamation or similar transaction that results in the then current equity holders of Lions Gate Entertainment Corp., or its successor (“LGEC”) receiving equity interests in the Issuer or its successor, including by way of a transfer of securities or assets to an entity that will become an independent, separately traded public company from LGEC and where the equity interests of such public company are held solely (other than for immaterial holdings by other parties) by the then current equity holders of LGEC or the Issuer, in each case, will not constitute a Change of Control or a Transaction hereunder.

“Lock-Up Period” shall mean the period beginning on the Closing Date and ending on the earliest of (i) the date upon which the Stock Price Hurdle occurs (including through the occurrence of a Transaction) and (ii) the date that is five (5) years after the Closing Date.

“Permitted Transferee” shall mean any Person to whom the Sponsor is permitted to Transfer the Options prior to the expiration of the Lock-Up Period pursuant to Section 6(b).

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Trading Price” shall mean the daily closing price of the Shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a period of thirty (30) consecutive trading days commencing after the Closing.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of; directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or engagement in any Short Sales, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. The Options. The Issuer hereby grants to the Sponsor, as partial consideration for the repurchase of SEAC Class B Ordinary Shares as described above, 2,200,000 options (with respect to each Share, an “Option” and collectively, the “Options”) to purchase one (1) SEAC Class A Ordinary Share per Option (collectively, the “Shares”), on the terms and subject to the conditions set forth in this Agreement. The Options shall not be separately certificated and shall be deemed to exist due to the existence of and be governed pursuant to the terms of this Agreement.

3. Option Price; Settlement.

(a) Option Price. The option price, being the price at which the Sponsor shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be US$0.0001 per Share (the “Option Price”).

(b) Payment of the Option Price. Each Vested Option may be exercised (but, for the avoidance of doubt, exercise may be made only with respect to whole Shares, not fractional shares) by written notice delivered in person or by mail in accordance with Section 12(g) and accompanied by payment of the Option Price (a “Notice of Exercise”). The aggregate Option Price shall be payable in cash by wire transfer of immediately available funds or such other method consented to in writing by the Issuer (acting reasonably).

(c) Settlement. Upon receipt of the applicable aggregate Option Price in full (or deemed exercise of Options pursuant to Section 8), the Issuer shall deliver, or cause to be delivered, the applicable Shares to the Sponsor within two (2) Business Days of delivery of such Notice of Exercise.

(d) Capital. On the issuance of Shares pursuant to the exercise or deemed exercise of Options, the amount added to the capital in respect of the Shares will be the amount, if any, paid for such shares on the exercise or deemed exercise of the Options.

(e) Lock-Up on Shares. For the avoidance of doubt, the applicable Shares issued to the Sponsor upon an exercise or deemed exercise of Options hereunder will not be subject to the Sponsor Lock-Up Period if, at the time of such exercise, the Sponsor Lock-Up Period has expired with respect to such Shares in accordance with the terms and conditions of the Lock-Up Agreement.

4. Vesting. Except as may otherwise be provided herein, the Options shall only become exercisable (any Options that shall have become exercisable pursuant to this Section 4, “Vested Options”) (i) on or after the date on which the Trading Price of a Share equals or exceeds an amount, per share, equal to the Closing Share Price plus 50% of the Closing Share Price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) (such stock price hurdle, the “Stock Price Hurdle”) or (ii) in accordance with the provisions set forth in Section 8.

5. Expiration. The Options shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect, unless they become Vested Options, on the date that is five (5) years after the Closing Date. For the avoidance of doubt, in the event any Options remain subject to vesting conditions upon the date that is five (5) years after the Closing Date (i.e., Options that are not Vested Options), such Options will be automatically terminated, and the Sponsor shall not have any rights with respect thereto or the Shares underlying such Options. For the avoidance of doubt, any Vested Options that remain unexercised upon the date that is five (5) years after the Closing Date shall continue with full force and effect and shall not terminate or become null, void or unexercisable.

6. Lock-Up Provisions.

(a) Subject to Section 6(b), the Sponsor agrees that it shall not Transfer any Options until the end of the Lock-Up Period.

(b) Notwithstanding the provisions set forth in Section 6(a), the Sponsor or its respective Permitted Transferees may Transfer the Options during the Lock-Up Period (i) to any affiliates of the Sponsor, any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates, any officer, director or manager of the Sponsor or any of its affiliates, or any affiliate or family member of any of the Sponsor’s or any of its affiliates’ officers, directors or managers; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (v) above; (vii) to the Issuer; provided, however, that such Permitted Transferees must enter into a duly executed joinder to this Agreement in the form of Exhibit A hereto; provided, further, that no filing by the Sponsor under the Exchange Act or other public announcement shall be made (including voluntarily) in connection with such Transfer except as otherwise compelled or required to comply with applicable law or legal process or any request by a Governmental Entity or the rules of any securities exchange, foreign securities exchange, futures exchange, commodities exchange or contract market; provided, further, that any Transfer pursuant to this Section 6(b) shall not involve a disposition for value.

7. Non-Assignability. Except as expressly permitted herein, this Agreement may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Sponsor, whether directly or indirectly or by means of a trust or partnership or otherwise, and any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance not in accordance with this Agreement shall be void and unenforceable against the Issuer, its Subsidiaries, and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

8. Change of Control.

(a) If, prior to the expiration of the Options pursuant to Section 5, there is a transaction (including a Change of Control) (such transaction, a “Transaction”) that will result in the holders of Shares receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Shares and after giving effect to the issuance of any Shares pursuant to this Section 8 in connection with and as part of such Change of Control transaction) (such per share price, the “Transaction Share Price”) equal to or in excess of the Stock Price Hurdle, then immediately prior to the consummation of such Transaction (i) the applicable triggers for the Options to become exercisable as set forth in Section 4 that have not previously occurred shall be deemed to have occurred and (ii) the Options will be deemed to be exercised, the Issuer shall issue the applicable Shares to the Sponsor, and the Sponsor shall be eligible to participate in such Transaction in respect of such applicable Shares.

9. Representations and Warranties. Each party hereto hereby represents and warrants to the other as follows: (i) such party is duly organized, validly existing and in good standing (or equivalent status, to the extent that such concept exists) under the laws of the jurisdiction of its formation, (ii) such party has full power and authority to enter into this Agreement, and (iii) this Agreement, when executed and delivered by such party and the other party will constitute the valid and legally binding obligation of such first party, enforceable against it in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Issuer hereby represents and warrants that any Shares issued upon the exercise of the Options will be duly and validly authorized and issued, fully paid and nonassessable and free from all liens (other than liens under applicable securities laws or those imposed by the applicable recipient).

10. Replacement of Options Upon Reorganization, etc.

(a) In case of any stock dividend, subdivision, recapitalization, split (including reverse stock split), reclassification, reorganization, share capitalization, consolidation, combination or exchange of shares, tender offer or exchange offer, or any other similar event, of the issued and outstanding shares of capital stock of the Issuer, or in the case of any merger, amalgamation, consolidation of the Issuer with or into another entity, conversion of the Issuer as another entity or any other similar event, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Issuer as an entirety or substantially as an entirety in connection with which the Issuer is dissolved or any other similar event, or if the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of capital stock of the Issuer (each of the foregoing, a “Fundamental Transaction”), the Options shall thereafter become exercisable, upon the terms and conditions specified in this Agreement and in lieu of the Shares immediately theretofore receivable upon the exercise of the Options, for the kind and amount of shares of stock or other securities or property (including cash) receivable upon such Fundamental Transaction that the Sponsor would have received had the Sponsor exercised its Options immediately prior to such Fundamental Transaction. Without limiting the foregoing, if a Fundamental Transaction occurs with respect to the Shares or shares of capital stock of the Issuer, as applicable, then any number, value (including dollar value) or amount contained herein which is based upon the number of Shares or shares of capital stock of the Issuer, as applicable, will be appropriately adjusted to provide to the Sponsor the same economic effect as contemplated by this Agreement prior to such event.

(b) From and after the Closing, the Issuer shall cause any successor entity in a Fundamental Transaction in which the Issuer is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Issuer under this Agreement in accordance with the provisions of this Section 10 pursuant to written agreements in form and substance reasonably satisfactory to the Sponsor (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Sponsor, deliver to the Sponsor in exchange for this Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Agreement which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Shares acquirable and receivable upon exercise of the Options prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of capital stock of the Issuer pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of preserving and not increasing the economic value of the Options immediately prior to the consummation of such Fundamental Transaction). From and after the Closing, until such time as such obligations are assumed by the Successor Entity pursuant to the immediately preceding sentence, upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Issuer” shall refer instead to the Successor Entity), and may exercise every right and power of the Issuer and shall assume all of the obligations of the Issuer under this Agreement with the same effect as if such Successor Entity had been named as an Issuer herein.

(c) The provisions of this Section 10 shall similarly apply to successive Fundamental Transactions.

(d) If the Issuer takes any action affecting the Shares, other than action described in this Section 10, which in the opinion of the board of directors of the Issuer would materially adversely affect the exercise rights of the Sponsor, the Option Price for the Options and/or the number of Shares received upon exercise of the Options may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the board of directors of the Issuer may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Option Price or decreasing the number of Shares for which the Options may be exercised.

(e) For the avoidance of doubt, notwithstanding anything to the contrary herein, the parties hereto expressly acknowledge and agree that (i) as of the SEAC Merger Effective Time, the Options will become exercisable for New SEAC Class A Ordinary Shares, (ii) concurrently with and as part of the Entrance Step, the Options will become exercisable for New SEAC Class A Common Shares, (iii) on the Closing Date, in connection with the SEAC Amalgamation, the Options will become exercisable for SEAC Amalco Common Shares, and (iv) on the Closing Date, in connection with the StudioCo Amalgamation, the Options will become exercisable for PubCo Common Shares, in each case, subject to the terms and conditions of this Agreement.

11. Reservation of Shares.

(a) The Issuer shall at all times reserve and keep available out of its authorized but unissued shares of capital stock for the purpose of issuance upon the exercise of the Options, a number of shares of capital stock equal to the aggregate Shares issuable upon the exercise of the Options. The Issuer shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such Shares may be so issued without violating the Issuer’s governing documents.

(b) The Issuer covenants that it will make such actions as may be necessary or appropriate in order that all Shares issued upon exercise of the Options will, upon issuance in accordance with the terms of this Agreement, be duly and validly authorized and issued, fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Issuer and (ii) liens with respect to the issuance thereof, other than liens under applicable securities laws or those imposed by the applicable recipient. If at any time the number and kind of authorized but unissued shares of the Issuer’s capital stock shall not be sufficient to permit exercise in full of the Options, the Issuer will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. Without limiting the generality of the foregoing, the Issuer will not increase the stated or par value per share, if any, of the Shares above the Option Price.

12. Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State, except to the extent mandatorily governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b) Securities Laws. If the Issuer is required, under Canadian securities laws, to file a report of exempt distribution in connection with the issuance of the Options or the issuance of a PubCo Common Share upon the exercise of any Option, the Sponsor will provide its consent to the filing and information to the Issuer that is necessary for the Issuer to complete any such filing.

(b) Consent to Jurisdiction and Service of Process. ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER

JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 10(g), WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(c) Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(c).

(d) Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns (including, for the avoidance of doubt, to PubCo as the successor and assign of New SEAC following the Amalgamations). This Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be transferred or delegated at any time, except in accordance with Section 6. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that from and after the SEAC Merger Effective Time: (i) the rights and obligations hereunder of Screaming Eagle Acquisition Corp., as the Issuer, shall automatically, without any further action by any party, be assigned and transferred to, and be assumed by, New SEAC, and (ii) all references in this Agreement to the Issuer shall be deemed to refer to New SEAC as the Issuer with the same effect as if New SEAC had been named as the Issuer herein. No assignment (whether pursuant to a merger, by operation of Law, change of control or otherwise) will relieve the assigning Party of any of its obligations hereunder.

(e) Specific Performance. Each party hereto acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party hereto, money damages will be inadequate and the other party hereto will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such party hereto in accordance with their specific terms or were otherwise breached. Accordingly, each party hereto shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the other party hereto and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) by email, addressed as follows:

if to the Sponsor:

c/o Eagle Equity Partners V, LLC

21600 W Oxnard St.

Woodland Hills, CA 91367

Attention: Gerry Hribal

Email: roconnor@eaglesinvest.com

if to SEAC or New SEAC prior to the Closing:

Screaming Eagle Acquisition Corp.

21600 W Oxnard St.

Woodland Hills, CA 91367

Attention: Gerry Hribal

Email: roconnor@eaglesinvest.com

with a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:	Joel Rubinstein
Jonathan Rochwarger
Morton Pierce
Neeta Sahadev
Email:	joel.rubinstein@whitecase.com
jonathan.rochwarger@whitecase.com
morton.pierce@whitecase.com
neeta.sahadev@whitecase.com

if to the Issuer from and after the Closing:

c/o Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

Attention:	Bruce Tobey
Adrian Kuzycz
Email:	btobey@lionsgate.com
akuzycz@lionsgate.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	David E. Shapiro
Helen A. Diagama
Email:	DEShapiro@wlrk.com
HADiagama@wlrk.com

(h) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Issuer, New SEAC or the Sponsor under any other agreement among the Sponsor, New SEAC and/or the Issuer, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Sponsor, New SEAC and the Issuer under this Agreement.

(j) Counterparts. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

(k) Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Screaming Eagle Acquisition Corp.

By:
Name: Eli Baker
Title: Chief Executive Officer and Director

Eagle Equity Partners V, LLC

By: EEP Holdings - SC, LLC, its managing member

By:
Name: Eli Baker
Title: Managing Member

SEAC II Corp.

By:
Name: Eli Baker
Title: Director

[Signature Page to Sponsor Option Agreement]

EXHIBIT A

FORM OF JOINDER TO SPONSOR OPTION AGREEMENT

Reference is made to the Sponsor Option Agreement, dated as of May 10, 2024, by and among Screaming Egale Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), a Delaware limited liability company, and SEAC II Corp., a Cayman Islands exempted company and Eagle Equity Partners V, LLC (as amended from time to time, the “Sponsor Option Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sponsor Option Agreement.

Each of the Issuer and each undersigned party (each, a “New Party”) agrees that this Joinder to the Sponsor Option Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Party hereby agrees to and does become party to the Sponsor Option Agreement as a party. This Joinder shall serve as a counterpart signature page to the Sponsor Option Agreement and by executing below each undersigned New Party is deemed to have executed the Sponsor Option Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

[Exhibit B]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW PARTY]

By:
Name:
Title:

[ISSUER]

By:
Name:
Title: